Exhibit 16

October 2, 2009

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street, NE

Washington, DC 20549

Re:	Dreams, Inc.
Commission File No. 000-30310

Dear Sir or Madam:

We have read Item 4.01(a) of Form 8-K of Dreams, Inc. dated October 2, 2009 and agree with the statements concerning our Firm contained therein. We have no basis to agree or disagree with Item 4.01(b).

Very truly yours,

Friedman, Cohen, Taubman & Company, LLC